SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

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[ ] Preliminary Proxy Statement	[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

MARTEK BIOSCIENCES CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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MARTEK BIOSCIENCES CORPORATION
6480 Dobbin Road
Columbia, Maryland 21045

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The 2002 Annual Meeting of Stockholders of Martek Biosciences Corporation will be held at the Company’s headquarters, 6480 Dobbin Road, Columbia, Maryland on Thursday, March 14, 2002, at 11:00 a.m. for the following purposes:

1.	To elect four members of the Board of Directors for the term expiring at the 2005 Annual Meeting of Stockholders;

2.	To amend the Company’s Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance thereunder from 30,000,000 shares to 100,000,000 shares;

3.	To approve the 2002 Stock Incentive Plan; and

4.	To consider and act upon such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on January 24, 2002 are entitled to notice of and to vote at the meeting.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE.

     ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE MEETING.

By Order of the Board of Directors

/s/ GEORGE P. BARKER GEORGE P. BARKER Secretary

Columbia, Maryland
February 8, 2002

MARTEK BIOSCIENCES CORPORATION
6480 Dobbin Road
Columbia, Maryland 21045

PROXY STATEMENT

Annual Meeting of Stockholders

March 14, 2002

     This Proxy Statement is furnished on or about February 8, 2002 to stockholders of Martek Biosciences Corporation (the “Company”), 6480 Dobbin Road, Columbia, Maryland 21045, in connection with the solicitation by the Board of Directors of the Company (the “Board”) of proxies to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on Thursday, March 14, 2002 beginning at 11:00 A.M. local time at the Company’s headquarters, 6480 Dobbin Road, Columbia, Maryland. The stockholder giving the proxy has the power to revoke the proxy at any time before it is exercised. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

     The Company will bear the cost of soliciting proxies. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of the Company’s Common Stock, and normal handling charges may be paid for such forwarding service. Officers and other management employees of the Company may solicit proxies by mail or by personal interview, telephone or telecopy. They will receive no additional compensation for their services.

     At the close of business on January 24, 2002, there were 20,878,376 shares of the Common Stock of the Company outstanding and entitled to vote at the meeting. There were 184 stockholders of record as of January 24, 2002. Only stockholders of record on January 24, 2002 will be entitled to vote at the meeting, and each share will have one vote.

PROPOSAL 1
Election of Directors

     The Board of Directors consists of ten members. The Board is divided into three classes of directors. At each Annual Meeting, members of one of the classes, on a rotating basis, are elected for a three-year term. At this meeting, four directors for the term expiring at the 2005 Annual Meeting of Stockholders are to be elected. Proxies cannot be voted for a greater number of persons than the number of nominees named. Proxies representing shares held on the record date which are returned duly executed will be voted, unless otherwise specified, in favor of the four nominees for the Board named below. All such nominees are currently directors of the Company. There is no nominating committee of the Board.

     Unless otherwise instructed on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named as nominees. Each of the nominees has consented to be named herein and to serve on the Board if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election in his or her stead, such other person as the Board may recommend.

     The following table presents information concerning persons nominated for election as directors of the Company and for those directors whose term of office will continue after the meeting, including their current membership on committees of the Board of Directors, principal occupations or affiliations during the last five years and certain other directorships held. For additional information concerning the nominees for director, including stock ownership and compensation see “Directors Fees,” “Beneficial Ownership of Common Stock,” and “Compensation.”

Nominees for Election as a Director for Terms Expiring in 2005:

Henry Linsert, Jr. Age 61	Mr. Linsert joined Martek as Chairman of the Board in 1988 and became Chief Executive Officer in 1989. From 1987 to 1988 he was primarily engaged as President of American Technology Investments Corp., a consulting company specializing in the development and financing of early stage companies in the Mid-Atlantic area. He was President and Chief Executive Officer of Suburban Capital Corporation, a venture capital subsidiary of Sovran Financial Corporation (now Bank of America), from 1983 to 1987. Prior to 1983, Mr. Linsert was Vice

President of Inverness Capital Corporation, a small business investment company, and Vice President of First Virginia Bank. He also served as a Captain in the U.S. Marine Corps and as an artillery officer in Vietnam. He received an M.A. in economics from George Washington University and a B.A. from Duke University.

Jules Blake, Ph.D.	Member - Audit Committee.
Age 77	Dr. Blake served as Vice President of Research and Development, and later Vice President, Corporate Scientific Affairs, for Colgate-Palmolive from 1973 until 1989. Following his retirement in 1989, Dr. Blake accepted an appointment as Industrial Research Institute Fellow at the Office of Science and Technology Policy, Executive Office of the President, where he served until 1991. Dr. Blake also serves as a director for Gene Logic, Inc. (biotechnology). Dr. Blake has been a director of the Company since 1990.

Ann L. Johnson, M.D.	Member - Compensation Committee.
Age 65	Dr. Johnson has served as a physician on the neonatology staff of Mills Peninsula Hospital since 1992. Dr. Johnson has a private practice in psychiatry and psychopharmacology. Dr. Johnson has been a director of the Company since March 1995.

Sandra Panem, Ph.D.	Member - Audit Committee.
Age 55	Dr. Panem is a partner in Cross Atlantic Partners, an investment company specializing in biotechnology and healthcare. Prior to 1999, Dr. Panem was President of Vector Fund Management, L.P. (“VFM”), which focused on later-stage companies. Prior to joining VFM, she served as Vice President and Portfolio Manager for the Oppenheimer Global BioTech Fund, a mutual fund that invested in public and private biotechnology companies. Prior to joining Oppenheimer, Dr. Panem was a Vice President at Salomon Brothers Venture Capital, a fund focused on early and later-stage life sciences and technology investments. Dr. Panem also serves as a director for Bioject, Inc. (healthcare equipment manufacturer) and Synaptic Pharmaceutical Corporation (biotechnology). Dr. Panem has been a director of the Company since May 1995. Prior to that time, she served as a director from June 1990 until February 1993.

Directors Continuing in Office:
Douglas J. MacMaster, Jr.	Member - Compensation Committee.
Age 71	Mr. MacMaster served in various management positions at Merck & Co., Inc. (“Merck”) from 1961 to 1988, at which time he was appointed Senior Vice President responsible for ten divisions, including Manufacturing and Technology, and Pharmaceutical Manufacturing. Mr. MacMaster retired from Merck in 1991 and currently serves as a director for Neose Technologies, Inc. (biotechnology) and Stratton Mutual Funds. Mr. MacMaster has been a director of the Company since 1993. His term expires in 2004.

John H. Mahar	Member - Compensation Committee.
Age 67	Mr. Mahar has served as President of Hillside Management, a consulting firm, since 1992. From 1991 to 1992, Mr. Mahar was a Vice President at Salomon Brothers Inc., serving as a principal for the Venture Capital Fund. From 1985 to 1991, Mr. Mahar was Executive Vice President and Chief Operating Officer of Elf Technologies, Inc., a venture capital firm. Mr. Mahar was reelected as a director of the Company in February 1993. Prior to that time, he served as a director of the Company from 1988 until 1991. His term expires in 2004.

Eugene H. Rotberg	Member - Audit Committee.
Age 72	Since 1990, Mr. Rotberg has been an independent advisor to international development and financial institutions. From 1987 to 1990, Mr. Rotberg was Executive Vice President and a member of the Executive Committee at Merrill Lynch & Co., Inc. From 1969 to 1987, Mr. Rotberg was Vice President and Treasurer of the World Bank. Mr. Rotberg has been a director of the Company since 1992. His term expires in 2004.

Gordon S. Macklin	Member - Audit Committee.
Age 73	Mr. Macklin serves as Deputy Chairman for White Mountains Insurance Group, Ltd., and is a director of MedImmune, Inc. (biotechnology), Overstock.com (internet sales), WorldCom, Inc., Spacehab, Inc. (aerospace technology) and director, trustee, or managing general partner, as the case may be, for 48 of the investment companies in the Franklin Templeton Group of Funds. Mr. Macklin was formerly the Chairman of White River Corporation (financial services), the President of the National Association of Securities Dealers, Inc. (1970 - 1987) and the Chairman of Hambrecht and Quist Group. Mr. Macklin has been a director of the Company since November 1998. His term expires in 2003.

Dr. Richard J. Radmer Age 59	Dr. Radmer, a founder of Martek, has served since 1985 as a director and as President and Chief Scientific Officer of the Company. Prior to 1985, he worked for 17 years at Martin Marietta Corp. where he headed the Biosciences Department which performed research to develop new products from microalgae, among other activities. He has served as an Adjunct Associate Professor and Associate Member of the Graduate Faculty at the University of Maryland. Dr. Radmer received a Ph.D. in biology, a M.S. in botany and a B.S. in biochemistry from the University of Chicago. He completed his Ph.D. studies while in residence at Harvard University. His term expires in 2003.

William D. Smart	Member - Compensation Committee.
Age 75	From 1955 until his retirement in 1987, Mr. Smart served in a variety of capacities for Abbott Laboratories, a pharmaceutical and healthcare company, most recently as President of Ross Laboratories, the nutritional products division of Abbott Laboratories, and Corporate Vice President of Abbott Laboratories. Mr. Smart has been a director of the Company since 1991. His term expires in 2003.

Board Committees

     The Board has established a Compensation Committee and an Audit Committee.

     The Compensation Committee of the Board of Directors (the “Compensation Committee”) has the authority and performs all the duties related to the compensation of management of the Company, including determining policies and practices, changes in compensation and benefits for management, determination of employee benefits and all other matters relating to employee compensation. The Compensation Committee also administers the Company’s 1986 Stock Option Plan, as amended and restated in 1992, the Company’s 1997 Stock Option Plan and the Company’s 2001 Stock Option Plan (collectively the “Option Plan”). This Committee met three times during fiscal year 2001. During the fiscal year ended October 31, 2001, the Compensation Committee consisted of Messrs. MacMaster, Mahar, and Smart and Dr. Johnson.

     The Audit Committee of the Board of Directors (the “Audit Committee”) reviews the adequacy of the internal accounting and internal control procedures of the Company, reviews the independence of the public accountants, consults with the Company’s independent accountants and reviews the plan and scope of their audits as well as their findings and recommendations upon completion of the audit. The audit committee met twice during fiscal year 2001. During fiscal year 2001, the audit committee consisted of Dr. Blake, Mr. Macklin, Mr. Rotberg, and Dr. Panem.

Attendance at Meetings

     In addition to Committee meetings, during fiscal year 2001, the Board held six meetings. All directors of the Company attended 75% or more of all Board meetings and Committee meetings on which each director served.

Directors’ Fees

     Each director who is not an employee of the Company receives an annual retainer of $10,000, plus expenses. These directors are also eligible to receive options under the Company’s Option Plan. Currently, each eligible director receives each year options to purchase 15,000 shares of stock on the day of the Company’s Annual Meeting of Stockholders, provided he or she has served as a Director of the Company for at least one year as of such Annual Meeting of Stockholders or otherwise has received Board approval for the grant. In addition, each newly elected director receives options to purchase 15,000 shares of the Company’s Common Stock upon joining the Board. Directors may also be compensated for special assignments delegated by the Board. In the year ended October 31, 2001, each non-employee director received options resulting from their service as a Director to purchase 15,000 shares at $14.5625 per share under the Option Plan. All option grants to Directors are granted at the closing price for the Company’s Common Stock as reported on the NASDAQ Stock Market on the day prior to the date of grant.

Section 16 (a) Beneficial Ownership Reporting Compliance

     The Securities Exchange Act of 1934 requires the Company’s directors, executive officers and 10% stockholders to file reports of ownership of equity securities of the Company and to furnish copies of such reports to the Company. Based solely on a review of such reports, the Company believes that, during the fiscal year ended October 31, 2001, all such filing requirements were met.

Beneficial Ownership of Common Stock

     The following table sets forth certain information as of December 31, 2001 (unless otherwise specified) with respect to the beneficial ownership of the Company’s Common Stock of each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, each director and nominee, each Named Executive Officer (as defined below) and all directors and executive officers as a group:

Name and Address of	Shares Beneficially
Beneficial Owners	Owned (1)		Percentage of Class
Eastbourne Capital Management, L.L.C.
1101 Fifth Avenue, Suite 160
San Rafael, California 94901	2,284,693	(2)	10.93%
State of Wisconsin Investment Board
121 East Wilson Street
Madison, WI 53707	2,138,625		10.33%
The College Retirement Equities Fund
730 Third Avenue
New York, NY 10017	1,283,694	(18)	6.18%
George W. Haywood
642 Second Street
Brooklyn, New York 11215	1,192,773	(3)	5.71%
Henry Linsert, Jr.	591,290	(4)	2.80%
Richard J. Radmer, Ph.D.	584,000	(5)	2.79%
Thomas C. Fisher	237,505	(6)	1.13%
Jerome C. Keller	217,000	(7)	1.03%
Peter L. Buzy	84,000	(8)	*
George P. Barker	40,885	(9)	*
Jules Blake, Ph.D.	70,455	(10)	*
Ann L. Johnson, M.D.	59,500	(11)	*
Gordon S. Macklin	151,143	(12)	*
Douglas J. MacMaster	68,500	(13)	*
John H. Mahar	59,350	(14)	*
Sandra Panem, Ph.D.	592,136	(15)	2.83%
Eugene H. Rotberg	100,250	(16)	*

Name and Address of	Shares Beneficially
Beneficial Owners	Owned (1)		Percentage of Class
William D. Smart	97,000	(17)	*
All Executive Officers and Directors
as a group (14 persons)	2,953,014		13.20%

*	Less than one percent.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of December 31, 2001 are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrant but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except where indicated otherwise, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)	Includes currently exercisable warrants to purchase 147,784 shares. Eastbourne Capital Management has shared voting and dispositive power with respect to all of the shares beneficially owned by them. One of the funds managed by Eastbourne Capitial Management, Black Bear Offshore Fund Limited, beneficially owns 1,166,090 shares of the common stock, or 5.59% of the Company’s outstanding Common Stock, and has shared voting and dispositive power with respect to these shares. The foregoing information is based solely on Form 13G and amendments thereto.

(3)	Includes currently exercisable warrants to purchase 131,173 shares. Based on Form 13G and amendments thereto, Mr. Haywood’s shares include 10,000 shares owned by his wife and 50,000 jointly owned with his mother, to which he has shared voting and dispositive power.

(4)	Includes currently exercisable options to purchase 366,000 shares.

(5)	Includes 175,000 shares owned by Dr. Radmer’s wife, 225,000 shares owned by the Radmer Family L.P., and currently exercisable options to purchase 184,000 shares. Excludes 59,300 shares owned by other members of Dr. Radmer’s family as Dr. Radmer disclaims beneficial ownership of those shares.

(6)	Includes currently exercisable options to purchase 179,000 shares.

(7)	Includes currently exercisable options to purchase 214,000 shares.

(8)	Consists of currently exercisable options to purchase 84,000 shares.

(9)	Includes currently exercisable options to purchase 40,000 shares.

(10)	Includes currently exercisable options to purchase 58,500 shares.

(11)	Includes currently exercisable options to purchase 57,500 shares.

(12)	Includes 40,000 shares owned by The Gordon S. Macklin Family Trust, 31,143 shares owned by The Macklin Family Limited Partnership, 30,000 shares owned by The Macklin Family Limited Partnership - MD and currently exercisable options to purchase 50,000 shares. Excludes 2,000 shares owned by other members of Mr. Macklin’s family and 20,000 shares owned by The Marilyn Macklin Family Trust as Mr. Macklin disclaims beneficial ownership of those shares.

(13)	Includes currently exercisable options to purchase 58,500 shares.

(14)	Consists of currently exercisable options to purchase 59,350 shares.

(15)	Includes 440,946 shares owned and currently exercisable warrants to purchase 88,190 shares held by Cross Atlantic Partners. Dr. Panem, a director of the Company, is a partner in Cross Atlantic Partners and thus may be deemed to have beneficial ownership of the shares owned by them. Dr. Panem currently owns 5,500 shares of common stock and holds currently exercisable options to purchase 57,500 shares.

(16)	Includes currently exercisable options to purchase 58,500 shares.

(17)	Includes currently exercisable options to purchase 58,500 shares.

(18)	Based on Form 13G and amendments thereto, The College Retirement Equities Fund has shared dispositive power with respect to all of the shares reported beneficially owned by them.

Compensation

Executive Compensation

     The table below sets forth the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended October 31, 2001, 2000 and 1999 of (i) the Chief Executive Officer and (ii) the five other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

				Long-Term
		Annual Compensation		Compensation Awards

Name and
Principal				Securities Underlying
Position	Year	Salary ($)	Bonus ($) (1)	Options (#)

Henry Linsert, Jr.,	2001	286,167	82,700	75,000
Chief Executive	2000	250,667	51,700	60,000
Officer	1999	235,000	32,900	210,000

Thomas C. Fisher,	2001	179,067	44,050	50,000
Sr. Vice President,	2000	162,133	33,440	40,000
Operations	1999	152,000	21,280	90,000

Richard Radmer	2001	167,393	39,771	50,000
President	2000	132,907	26,700	40,000
	1999	117,749	15,978	40,000

Jerome C. Keller,	2001	179,067	50,980	50,000
Sr. Vice President,	2000	162,133	33,440	40,000
Sales and Marketing	1999	152,000	21,280	40,000

Peter L. Buzy,	2001	182,400	52,360	50,000
Chief Financial	2000	162,133	33,440	40,000
Officer	1999	147,500	21,280	40,000

George P. Barker,	2001	178,333	43,790	50,000
Sr. Vice President,	2000	65,792	13,933	50,000
General Counsel and	1999	—	—	—
Secretary (2)

(1)	All Named Executive Officers received bonuses based on performance in fiscal year 2001 pursuant to the Company’s Management Cash Bonus Incentive Plan (the “Bonus Plan”).

(2)	Mr. Barker joined the Company in June 2000.

Options Granted in Last Fiscal Year

     Shown below is information on grants to the Company’s Chief Executive Officer and the Named Executive Officers of stock options pursuant to the Option Plan during the year ended October 31, 2001.

					Potential Realizable Value
					at Assumed Annual Rates
					Of Stock Price Appreciation
	Individual Grants				for Option Term (3)

		Percentage of
	Number of	Total Options
	Securities	Granted to	Exercise or
	Underlying	Employees in	Base Price	Expiration
Name	Options Granted (#)(1)	Fiscal Year 2001	($/Sh) (2)	Date	5% ($)	10% ($)
Henry Linsert, Jr.	75,000	8.7	14.5625	3/16/11	686,871	1,740,666
Thomas C. Fisher	50,000	5.8	14.5625	3/16/11	457,914	1,160,444
Richard Radmer	50,000	5.8	14.5625	3/16/11	457,914	1,160,444
Jerome C. Keller	50,000	5.8	14.5625	3/16/11	457,914	1,160,444
Peter L. Buzy	50,000	5.8	14.5625	3/16/11	457,914	1,160,444
George P. Barker	50,000	5.8	14.5625	3/16/11	457,914	1,160,444

(1)	Options become exercisable ratably beginning six months from the date of grant through four years from the date of grant.

(2)	Options were granted at the closing price for the Company’s Common Stock as reported on the NASDAQ stock market on the day prior to the date of the grant.

(3)	The dollar amounts set forth under these columns are the result of calculations of assumed annual rates of stock price increases from the respective dates of grant in fiscal 2001 to the respective dates of expiration of such options in 2011 of 5% and 10%. These assumptions are not intended to forecast future price appreciation of the Company’s stock price. The Company’s stock price may increase or decrease in value over the time period set forth above.

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     Shown below is information with respect to the exercise of options to purchase the Company’s Common Stock during fiscal 2001 under the Option Plan and unexercised options held under the Option Plan on October 31, 2001.

			Number of
			Securities Underlying		Value of Unexercised
			Unexercised Options		In-the-Money Options
			Held at October 31, 2001(#)		at October 31, 2001($)(1)
	Shares
	Acquired	Value
Name	on Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Henry Linsert, Jr.	—	—	366,000	159,000	3,103,077	1,695,026
Thomas C. Fisher	10,000	188,606	179,000	86,000	1,170,018	846,217
Richard Radmer	—	—	184,000	66,000	1,226,918	562,417
Jerome C. Keller	20,000	364,610	214,000	66,000	1,607,668	562,417
Peter L. Buzy	14,000	258,860	84,000	72,000	517,710	587,805
George P. Barker	—	—	40,000	60,000	151,350	227,025

(1)	Total value of unexercised options is based on the closing price of the Company’s Common Stock of $20.44 per share on October 31, 2001.

Certain Relationships and Related Transactions

     The Gordon S. Macklin Family Trust purchased 20,000 shares of the Company’s common stock pursuant to a Stock Purchase Agreement in a private equity placement that closed in December 2001. Gordon Macklin, a director of the Company, is the sole trustee and beneficiary of The Gordon Macklin Family Trust. The Company sold the common stock to The Gordon S. Macklin Family Trust and to 17 other accredited investors on substantially the same terms in a private placement in reliance on the exemption set forth in Section 4 (2) of the Securities Act of 1933 and the rules and regulations thereunder.

     Cross Atlantic Partners purchased 440,946 shares and received warrants to purchase 88,190 shares of the Company’s common stock pursuant to a Common Stock and Warrant Purchase Agreement in a private equity placement that closed in February 2001. Sandra Panem, a director of the Company, is a partner of Cross Atlantic Partners. The Company sold the common stock to Cross Atlantic Partners and 11 other accredited investors on substantially the same terms in a private placement in reliance on the exemption set forth in Section 4 (2) of the Securities Act of 1933 and the rules and regulations thereunder.

Employment Agreements

     The Company entered into employment agreements with Mr. Linsert and Dr. Radmer in May of 1990. The agreement with Mr. Linsert provides for an annual salary of $120,000, which is subject to normal periodic review. In 2001, the Board of Directors voted to increase Mr. Linsert’s base annual salary to $300,000. This agreement does not have a fixed term, but can be terminated with six months written notice by either Mr. Linsert or the Company. This agreement also prohibits Mr. Linsert from engaging in activities competitive with those of the Company during the period of Mr. Linsert’s employment and for one year after leaving the employ of the Company. The agreement with Dr. Radmer initially provided for an annual salary of $86,000, subject to normal yearly adjustments. This agreement is extended automatically for successive one year periods and can be terminated upon six months written notice given prior to the end of such successive one year period by either the Company or Dr. Radmer. In 2001, the Board voted to increase Dr. Radmer’s base annual salary to $190,000.

     In June 2000, the Company entered into an employment agreement with Mr. Barker that provides for an annual salary of $167,000. The agreement has a three-year term and provides for a severance fee of up to twelve months’ salary. The agreement provides that the severance fee shall be reduced by one-twelfth for each month that Mr. Barker’s length of employment exceeds twelve months. The agreement further provides that the severance pay shall be paid, without any reduction, if the agreement is terminated under certain circumstances following a change of control of the Company. In 2001, the Board voted to increase Mr. Barker’s base annual salary to $184,000.

Audit Committee Report

     The Audit Committee in fiscal 2001 consisted of Dr. Blake, Mr. Macklin, Mr. Rotberg, and Dr. Panem, all of whom meet the independence and experience requirements of Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Audit Committee’s responsibilities are as described in a written Charter adopted by the Board, which was attached as Appendix 1 to the 2001 Proxy Statement.

     The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended October 31, 2001 with management and with the Company’s independent auditors, Ernst & Young LLP (“E&Y”). The Audit Committee has discussed with E&Y the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from E&Y required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and has discussed with E&Y their independence. Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended October 31, 2001 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2001 for filing with the Securities and Exchange Commission.

Submitted by the members of the Audit committee:

Eugene H. Rotberg (Chairman)
Sandra Panem, Ph.D.
Jules Blake, Ph.D.
Gordon S. Macklin

Compensation Committee Interlock and Insider Participation in Compensation Decisions

     No director or executive officer of the Company is a director or executive officer of any other corporation that has a director or executive officer who is also a director or a board committee member of the Company.

Compensation Committee Report on Executive Compensation

     The Compensation Committee has furnished the following report on its policies with respect to the compensation of executive officers. The report is not deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (the “SEC”) or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, (the “1934 Act”), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933, as amended, or the 1934 Act.

     Decisions on compensation of the Company’s executive officers generally are made by the Compensation Committee of the Board. No member of the Compensation Committee is an employee of the Company. All decisions by the Compensation Committee relating to the compensation of the Company’s executive officers are reviewed by its full Board, except for decisions concerning grants under the Option Plan.

     Compensation Policies Toward Executive Officers.  The Company’s executive compensation policies are intended to provide competitive levels of compensation that reflect the Company’s annual and long-term performance goals, reward superior corporate performance, and assist the Company in attracting and retaining qualified executives. Total compensation for each of the Named Executive Officers as well as the other senior executives is comprised of three principal components: base salary, annual incentive compensation and grants of options to purchase the Company’s Common Stock. The base salaries are fixed at levels which the Compensation Committee believes are comparable to those of executives of similar status in the biosciences industry. In addition to base salary, each executive officer is eligible to receive an annual bonus tied to the Company’s success in achieving certain annual performance measures, as well as individual performance. The Board and the Compensation Committee also believe that longer-term incentives are appropriate to motivate and retain key personnel and that stock ownership by management is beneficial in aligning management’s and stockholders’ interests in the enhancement of stockholder value. Accordingly, the Compensation Committee has a policy of considering annual grants of stock options to executive officers under the Option Plan.

     Compensation Deductibility Policy.  Under Section 162 (m) of the Code, and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to the five most highly compensated executive officers. Performance-based compensation that has been approved by stockholders, however, is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of “outside directors” as defined for purposes of Section 162 (m). All of the members of the Compensation Committee qualify as “outside directors.” The Compensation Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162 (m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to executive officers of the Company.

     The following describes in more specific terms the three elements of compensation that form the Compensation Committee’s compensation policies reported for fiscal 2001:

     Base Salary.  Each year the Chief Executive Officer recommends to the Compensation Committee a base salary level for each of the Named Executive Officers and other senior executives. In formulating such recommendations, the Chief Executive Officer considers industry, peer group and national surveys and performance judgments as to the past and expected future contributions of the individual senior executives. The Compensation Committee then reviews the recommendations and fixes the base salaries of each of the executive officers and of the Chief Executive Officer based on available competitive compensation data and the Compensation Committee’s assessment of each officer’s past performance and its expectation as to future contributions.

     Management Cash Bonus Incentive Plan.  The Compensation Committee administers the Bonus Plan, which was instituted in 1993 and is designed to compensate key management personnel for reaching certain performance milestones and to aid the Company in attracting, retaining and motivating personnel required for the Company’s continued growth. The size of the pool of funds available to be paid to eligible participants under the Bonus Plan is set by the Compensation Committee, subject to approval by the Board, as a percentage of the combined annual salaries of eligible participants. The size of the pool is based on a review of the Company’s performance for the previous year as it relates to the corporate performance objectives set at the beginning of that year. Bonuses will be paid to eligible participants during the first quarter of the following fiscal year based upon the results of individual performance measured against individual objectives set at the beginning of the year. Currently, Messrs. Linsert, Radmer, Fisher, Barker, Keller, Buzy and other senior executives are eligible to participate in the Bonus Plan.

     In fiscal 1999, $201,898 was paid under the Bonus Plan, representing 12% of all cash compensation paid to the Company’s senior management, in fiscal 2000, $297,793 was paid under the Bonus Plan, representing 17% of all cash compensation paid to the Company’s senior management, and in fiscal 2001, $415,340 was paid under the Bonus Plan, representing 18% of all cash compensation paid to the Company’s senior management.

     Long Term Compensation Through Stock Options.  The Company makes grants under the Company’s Option Plan. The Option Plan is administered by the Compensation Committee. Options granted in fiscal 2001 had exercise prices ranging from $13.94 to $24.85 per share representing the fair market value of the Company’s Common Stock at the time of the grants. Options granted under the Option Plan vest over varying terms as determined by the Committee at the time of grant. Individual option grants were made by the Compensation Committee based upon recommendations of the Chief Executive Officer and the Compensation Committee’s own deliberations as to the individual’s contribution to the Company, overall level of compensation and seniority.

     Other Compensation Plans.   The Company maintains a defined contribution plan (the “401(k) Plan”) which is intended to satisfy the tax qualification requirements of Sections 401(a), 401(k) and 401(m) of the Code. The Company’s senior executives are eligible to participate in the 401(k) Plan and are permitted to contribute up to the maximum percentage allowable without exceeding the limits of Code Sections 401(k), 404 and 415 (i.e., $10,500 in 2001). All amounts deferred by a participant under the 401(k) Plan’s salary reduction feature vest immediately in the participant’s account while contributions the Company may make would vest over a five year period in the participant’s account. While the Company may make “matching contributions” equal to a discretionary percentage, to be determined by the Company, of a participant’s salary reductions, the Company has never made such contributions and has not yet determined whether to make such matching contributions in the future.

     Mr. Linsert’s 2001 Compensation.  Mr. Linsert generally participates in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, his compensation also consists of annual base salary, annual bonus and stock options granted under the Company’s Option Plan. To date, he has received 800,000 options under the Option Plan. The Committee’s general approach in setting Mr. Linsert’s compensation is not only to be competitive with other companies in the industry, but also to have up to one-third of his total compensation based upon the Company’s performance.

Submitted by the Members of the Compensation Committee:

Ann L. Johnson, M.D.
Douglas J. MacMaster, Jr.
John H. Mahar
William D. Smart

Performance Graph

     The following graph sets forth the Company’s total cumulative stockholder return as compared to the NASDAQ Composite Index and the JP Morgan H&Q Biotechnology Index for the period beginning October 31, 1996 and ending October 31, 2001. Total stockholder return assumes $100.00 invested at the beginning of the period in the Common Stock of the Company, the stocks represented in the NASDAQ Composite Index and the JP Morgan H&Q Biotechnology Index, respectively. Total return assumes reinvestment of dividends; the Company has paid no dividends on its Common Stock. Historical price performance should not be relied upon as indicative of future stock performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG MARTEK BIOSCIENCES CORPORATION,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE JP MORGAN H & Q BIOTECHNOLOGY INDEX

PROPOSAL 2

Adoption of Amendment to the Company’s Restated Certificate of Incorporation to
Increase the Number of Shares of Common Stock Authorized for Issuance
Thereunder from 30,000,000 to 100,000,000 shares

     The Board of Directors of the Company has recommended that paragraph I of Article FOURTH of the Company’s Restated Certificate of Incorporation, as amended (the “Charter”), be amended to increase the authorized shares of Common Stock from 30,000,000 to 100,000,000. The text of the recommended Amendment is as follows:

The total number of shares of all classes of stock which the Corporation has authority to issue is 105,000,000 shares, having an aggregate par value of $10,050,000 of which 100,000,000 shares of the par value of $0.10 per share amounting in aggregate par value to $10,000,000 shall be Common Stock, and 5,000,000 shares of the par value of $0.01 per share amounting in aggregate par value to $50,000 shall be Preferred Stock.

     As of December 31, 2001, there were 20,756,786 shares of Common Stock outstanding. In addition, as of December 31, 2001, options to purchase 3,478,760 shares were outstanding, and warrants to purchase 664,072 shares of our Common Stock were outstanding. Also, as of December 31, 2001, approximately 800,000 shares were reserved for issuance through options that may be, but have not yet been, issued under the Company’s 2001 Stock Option Plan. Thus, at December 31, 2001, the Company had approximately 25,700,000 shares of Common Stock outstanding or reserved for issuance. The Company also expects to issue up to approximately 400,000 shares of Common Stock in its planned acquisition of the assets of FermPro Manufacturing L.P., and is requesting stockholder approval of a 2002 Stock Incentive Plan that would further increase the shares reserved for issuance under stock options by 1,000,000 shares. Therefore, the Company has nearly exhausted the number of shares of authorized common stock provided for in the Charter. Additionally, if the Company were to seek to raise additional capital or undertake other corporate transactions that involved the issuance of shares before the Annual Meeting, or in the event this proposal were not approved by the stockholders, the Company may not have sufficent shares for issuance under the proposed 2002 Stock Incentive Plan.

     The authorization of a total of 100,000,000 shares of Common Stock would give the Board the express authority, without further action of the Company’s stockholders, to issue such shares of Common Stock from time to time as the Board deems necessary or advisable, unless stockholder approval was specifically required by applicable law or rules of any securities market on which the Company’s securities may be traded. The Company expends substantial funds on research and development, product testing, capital expenditures at our manufacturing facilities, and the manufacturing and marketing of our products. The Board believes that having the additional shares authorized and available for issuance will allow the Company to have greater flexibility in considering potential future actions involving the issuance of stock, which may be desirable or necessary to accommodate the Company’s business plan, including capital raising transactions. In addition, the Board believes it is necessary to have the ability to issue such additional shares for general corporate purposes. These purposes may include acquisition transactions, stock dividends or distributions, and shares that may be issued in connection with future issuances of stock options or warrants. The Company has no current plans or proposals to issue any portion of the additional shares of Common Stock. However, the Company’s expectations for future growth make it possible that the need to issue additional shares of Common Stock in the future will arise prior to the 2003 Annual Meeting of Stockholders, and adoption of the proposed amendment at this time will avoid the expense and potentially damaging delay of calling or holding a special stockholder meeting to consider an amendment at a later time. It is the Company’s belief that the vast majority of public companies in the United States maintain an authorized share capital well in excess of the number of shares outstanding in order to have needed flexibility, and that it is prudent for the Company to be in a similar position.

     Although the proposed increase in the authorized capital stock of the Company could be construed as having potential anti-takeover effects, neither the Board nor management of the Company views this proposal in that perspective. Nevertheless, the Company could use the additional shares to frustrate persons seeking to effect a takeover or otherwise gain control of the Company by, for example, privately placing shares to purchasers who might side with the Board in opposing a hostile takeover bid. The Company is not aware of any such hostile takeover bid at this time. Shares of Common Stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal the Amended By-Laws of the Company or certain provisions of the Charter would not receive the requisite vote required. Such uses of the Common Stock could render more difficult or discourage an attempt to acquire control of the Company, if such transactions were opposed by the Board. Further, an issuance of additional shares by the Company could have the effect on the potential realizable value of a stockholder’s investment in the Company. In the absence of a proportionate increase in the Company’s earnings and book value, an increase in the aggregate number of outstanding shares of Common Stock would dilute the earnings per share and book value per share of all outstanding shares of the Company’s Common Stock. The foregoing factors, if reflected in the price per share of Common Stock, could adversely affect the realizable value of a stockholder’s investment in the Company.

     The Board of Directors believes that approval of the proposed amendment to the Company’s Charter to increase the number of authorized shares of Common Stock from 30,000,000 shares to 100,000,000 shares is in the best interests of all stockholders. The affirmative vote of a majority of the outstanding common stock entitled to vote at the Annual Meeting is required to approve Proposal 2. The Board of Directors recommends a vote FOR the approval of Proposal 2. Your proxy will be so voted unless you specify otherwise.

PROPOSAL 3

Approval of the Company’s 2002 Stock Incentive Plan

     This section provides a summary of the terms of the 2002 Stock Incentive Plan and the proposal to approve the plan.

     The Board of Directors approved the 2002 Stock Incentive Plan on January 24, 2002, subject to approval from our shareholders at this meeting. We are asking our shareholders to approve our 2002 Stock Incentive Plan as we believe that approval of the plan is essential to our continued success. The purpose of the 2002 Stock Incentive Plan is to attract and to encourage the continued employment and service of, and maximum efforts by, officers, directors, key employees and other key individuals by offering those persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. In the judgment of the Board of Directors, a grant under the 2002 Stock Incentive Plan will be a valuable incentive and will serve to the ultimate benefit of shareholders by aligning more closely the interests of 2002 Stock Incentive Plan participants with those of our shareholders.

     Subject to stockholder approval, the number of shares of Common Stock reserved for issuance under the 2002 Stock Incentive Plan is equal to a maximum of 1,682,000 shares of Common Stock reduced by any shares of Common Stock (up to a maximum of 682,000 shares) that are subject to option grants made under the 2001 Stock Option Plan between January 24, 2002 and the date the 2002 Stock Incentive Plan is approved by our stockholders. As of January 24, 2002, there were 682,000 shares of Common Stock available for grant under the 2001 Stock Option Plan. The 2001 Stock Option Plan will be terminated if the 2002 Stock Incentive Plan is approved by our shareholders. However, options previously granted under the 2001 Stock Option Plan will remain outstanding, subject to the terms and conditions of the 2001 Stock Option Plan. On the Record Date, the closing price of our Common Stock was $27.60 per share. There are currently no participants in the 2002 Stock Incentive Plan. Because participation and the types of awards under the 2002 Stock Incentive Plan are subject to the discretion of the Compensation Committee, the benefits or amounts that will be received by any participant or groups of participants if the 2002 Stock Incentive Plan is approved are not currently determinable. The implementation of the Plan may be contingent upon there being a sufficient number of shares authorized under the Company’s charter. On the Record Date, there were approximately 6 executive officers, 157 employees and 8 non-employee directors of the Company and its subsidiaries who were eligible to participate in the 2002 Stock Incentive Plan.

     The affirmative vote of a majority of the shares of Common Stock voted at the Annual Meeting is required to approve the 2002 Stock Incentive Plan. The Board of Directors recommends that shareholders vote FOR the approval of the 2002 Stock Incentive Plan. Unless you indicate otherwise, your properly executed proxy will be voted in favor of Proposal 3 to approve the 2002 Stock Incentive Plan.

Description of the Plan

     A description of the provisions of the 2002 Stock Incentive Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2002 Stock Incentive Plan, a copy of which is attached as Exhibit 1 to this proxy statement.

     Administration.   The 2002 Stock Incentive Plan is administered by the Compensation Committee of the Board of Directors. Subject to the terms of the plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the plan.

     Common Stock Reserved for Issuance under the Plan.   The Common Stock issued or to be issued under the 2002 Stock Incentive Plan consists of authorized but unissued shares and treasury shares. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any Common Stock, then the number of shares of Common Stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the 2002 Stock Incentive Plan.

     Eligibility.   Awards may be made under the 2002 Stock Incentive Plan to employees of or service providers to the Company or any of our affiliates, including any such employee who is an officer or director of us or of any affiliate, and to any other individual whose participation in the plan is determined to be in the best interests of the Company by the Board of Directors.

     Amendment or Termination of the Plan.   The Board of Directors may terminate or amend the plan at any time and for any reason. The 2002 Stock Incentive Plan shall terminate in any event ten years after its effective date. Amendments will be submitted for shareholder approval to the extent required by the Internal Revenue Code or other applicable laws.

     Options.   The 2002 Stock Incentive Plan permits the granting of options to purchase shares of Common Stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options.

     The exercise price of each stock option may not be less than 100% of the fair market value of our Common Stock on the date of grant. The fair market value is generally determined as the closing price of the Common Stock on the trading day immediately preceding the determination date. In the case of certain 10% shareholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant. An exception to these requirements is made for options that the Company grants in substitution for options held by employees of companies that the Company acquires. In such a case the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer.

     The term of each stock option is fixed by the Compensation Committee and may not exceed 10 years from the date of grant. The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the Compensation Committee.

     In general, an optionee may pay the exercise price of an option by cash, certified check, by tendering shares of Common Stock (which if acquired from the Company have been held by the optionee for at least six months), or by means of a broker-assisted cashless exercise. Payment must include the amount (if any) of federal and/or other taxes which the Company may, in its judgement, be required to withhold with respect to the exercise of the option.

     Stock options granted under the 2002 Stock Incentive Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, the Company may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns. In such a case the optionee must provide prior written notice to the Company, in a form satisfactory to the Company, of such transfer.

     Other Awards.   The Compensation Committee may also award restricted stock, which is shares of Common Stock subject to restrictions.

     Effect of Certain Corporate Transactions.   Certain corporate transactions involving us, such as a sale of the Company, may cause awards granted under the 2002 Stock Incentive Plan to vest, unless the awards are continued or substituted for by the acquiring or surviving entity in connection with the corporate transaction.

     Adjustments for Stock Dividends and Similar Events.   The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 2002 Stock Incentive Plan, including the individual limitations on awards, to reflect Common Stock dividends, stock splits and other similar events.

     Section 162(m) of the Internal Revenue Code.   Section 162(m) of the Internal Revenue Code limits publicly-held companies such as the Company to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The 2002 Stock Incentive Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section
162(m).

     To qualify as performance-based:

(i)	the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(ii)	the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

(iii)	the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by shareholders of the corporation before payment is made in a separate vote; and

(iv)	the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

     In the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (iv) above) is inapplicable, if the grant or award is made by the compensation committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.

     Under the 2002 Stock Incentive Plan, one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or business units (except with respect to the total shareholder return and earnings per share criteria), are used exclusively by the Compensation Committee in establishing performance goals:

•	total shareholder return;

•	such total shareholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index;

•	net income;

•	pretax earnings;

•	earnings before interest expense, taxes, depreciation and amortization;

•	pretax operating earnings after interest expense and before bonuses, service fees and extraordinary or special items;

•	operating margin;

•	earnings per share;

•	return on equity;

•	return on capital;

•	return on investment;

•	operating earnings;

•	working capital;

•	ratio of debt to shareholders’ equity; and

•	revenue.

     Under the Internal Revenue Code, a director is an “outside director” of the Company if he or she is not a current employee of the Company; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the Company; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from the Company in any capacity other than as a director.

     The maximum number of shares of Common Stock subject to options that can be awarded under the 2002 Stock Incentive Plan to any person is 100,000 per year. The maximum number of shares of Common Stock that can be awarded under the 2002 Stock Incentive Plan to any person, other than pursuant to an option, is 50,000 per year.

Federal Income Tax Consequences

     Incentive Stock Options.   The grant of an option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our Common Stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of Common Stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

     For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

     If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the Common Stock in an amount generally equal to the excess of the fair market value of the Common Stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

     Non-Qualified Options.   The grant of an option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Common Stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

     If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

     A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of Common Stock will be the fair market value of the shares of Common Stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

     Restricted Stock.  A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of Common Stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Common Stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the Common Stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Voting Procedures

     Shares can be voted only if the stockholder is present in person or by proxy. Whether or not you plan to attend in person, you are encouraged to sign and return the enclosed proxy card. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at the above address a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. Abstentions and “non-votes” are counted as present in determining whether the quorum requirement is satisfied. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     Directors are elected by a plurality of the affirmative votes cast at the Annual Meeting. Proposal 2 must be approved by the affirmative vote of a majority of the outstanding common stock entitled to vote at the Annual Meeting. Proposal 3 must be approved by the affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting. Unless otherwise indicated, proxies will be voted “FOR” Proposals 1 through 3.

     For purposes of the election of directors, abstentions and “non-votes” will have no effect on the vote. For purposes of Proposal 2, abstentions and “non-votes” are not affirmative votes and, therefore, will have the same effect as a vote against the proposal. For purposes of Proposal 3, abstentions and “non-votes” will have no effect on the vote.

     Independent Auditors

     The accounting firm of Ernst & Young LLP (“E&Y”) has acted as the Company’s independent auditors for the year ended October 31, 2001 and has been selected by the Board to act as such for 2002. Representatives of E&Y are expected to be present at the stockholders meeting and will have an opportunity to make a statement if they desire and to respond to appropriate questions.

     Audit Fees   The aggregate fees billed for professional services rendered by E&Y for the audit of the Company’s annual financial statements for the fiscal year ended October 31, 2001 was $68,702. In addition, $19,277 was billed for quarterly reviews of the Company’s quarterly reports.

     Financial Information Systems Design and Implementation Fees   E&Y performed no financial information system design or implementation work for the Company during the fiscal year ended October 31, 2001.

     All Other Fees   The aggregate fees billed for all other professional services rendered by E&Y for the fiscal year ended October 31, 2001 was approximately $74,000.

     The Audit Committee of the Board of Directors has considered whether the provision of the services covered under the captions “Financial Information Systems Design and Implementation Fees” and “All Other Fees” above are compatible with maintaining E&Y’s independence.

Stockholder Proposals

     All stockholder proposals intended to be included in the Company’s 2003 proxy must be received by the Company no later than October 11, 2002 and must otherwise comply with the rules of the Securities and Exchange Commission for inclusion in the Company’s proxy statement and form of proxy relating to that meeting.

     Except in the case of proposals made in accordance with Rule 14a-8, stockholders intending to bring any business before an annual meeting of stockholders must deliver written notice thereof to the Company not less than 45 days prior to the anniversary of the date on which the Company first mailed its proxy materials for its immediately preceding annual meeting of stockholders. The deadline for matters to be presented at the 2003 Annual Meeting of Stockholders is December 26, 2002. If a stockholder gives notice of such a proposal after the December 26, 2002 deadline, the Company’ proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company’s 2003 annual meeting.

Other Matters

     Management knows of no matters to be presented for action at the meeting other than those mentioned above. However, if any other matters properly come before the meeting, it is intended that the persons named in the accompanying form of proxy will vote on such other matters in accordance with their judgment of the best interests of the Company.

By Order of the Board of Directors

/s/ GEORGE P. BARKER George P. Barker Secretary

Exhibit 1

MARTEK BIOSCIENCES CORPORATION
2002 STOCK INCENTIVE PLAN

-i-

-ii-

MARTEK BIOSCIENCES CORPORATION

2002 STOCK INCENTIVE PLAN

     Martek Biosciences Corporation, a Delaware corporation (the “Company”), sets forth herein the terms of its 2002 Stock Incentive Plan (the “Plan”), as follows:

1. PURPOSE

     The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options and restricted stock. These awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2. DEFINITIONS

     For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

     2.1 “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

     2.2 “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 12) over a performance period of up to one year (the fiscal year, unless otherwise specified by the Committee).

     2.3 “Award” means a grant of an Option or Restricted Stock under the Plan.

     2.4 “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

     2.5 “Benefit Arrangement” shall have the meaning set forth in Section 13 hereof.

     2.6 “Board” means the Board of Directors of the Company.

     2.7 “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

     2.8 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

     2.9 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2.

     2.10 “Company” means Martek Biosciences Corporation.

     2.11 “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are shareholders or Affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.

     2.12 “Covered Employee” means a Grantee who is a Covered Employee within the meaning of Section 162(m)(3) of the Code.

     2.13 “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

     2.14 “Effective Date” means January 24, 2002, the date the Plan is approved by the Board.

     2.15 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

     2.16 “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the trading day immediately preceding the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith.

     2.17 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

     2.18 “Grant Date” means, as determined by the Board or authorized Committee, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.

     2.19 “Grantee” means a person who receives or holds an Award under the Plan.

     2.20 “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

     2.21 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

     2.22 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

     2.23 “Option Price” means the purchase price for each share of Stock subject to an Option.

     2.24 “Other Agreement” shall have the meaning set forth in Section 13 hereof.

     2.25 “Outside Director” means a member of the Board who is not an officer or employee of the Company.

     2.26 “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 12) over a performance period of up to ten (10) years.

     2.27 “Plan” means this Martek Biosciences Corporation 2002 Stock Incentive Plan.

     2.28 “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock.

     2.29 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

     2.30 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

     2.31 “Securities Act“ means the Securities Act of 1933, as now in effect or as hereafter amended.

     2.32 “Service” means service as an employee, officer, director or other Service Provider of the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be an employee, officer, director or other Service Provider of the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

     2.33 “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

     2.34 “Stock” means the common stock, par value $.10 per share, of the Company.

     2.35 “Subsidiary”means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

     2.36 “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.

     2.37 “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

3. ADMINISTRATION OF THE PLAN

     3.1 Board

     The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company's certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final and conclusive.

     3.2 Committee.

     The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law.

(i) Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who: (a) qualify as "outside directors" within the meaning of Section 162(m) of the Code and who (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act.

(ii) The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

     In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

     3.3 Terms of Awards.

     Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i) designate Grantees,

(ii) determine the type or types of Awards to be made to a Grantee,

(iii) determine the number of shares of Stock to be subject to an Award,

(iv) establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v) prescribe the form of each Award Agreement evidencing an Award, and

(vi) amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

     As a condition to any subsequent Award, the Board shall have the right, at its discretion, to require Grantees to return to the Company Awards previously made under the Plan. Subject to the terms and conditions of the Plan, any such new Award shall be upon such terms and conditions as are specified by the Board at the time the new Award is made. The Board shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable. The grant of any Award shall be contingent upon the Grantee executing the appropriate Award Agreement.

     3.4 Deferral Arrangement.

     The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans.

     3.5 No Liability.

     No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

4. STOCK SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 15 hereof, the number of shares of Stock available for issuance under the Plan shall be 1,682,000 reduced by the number of shares that are subject to options grants under the Company's 2001 Stock Option Plan made between January 24, 2002 and the date this Plan is approved by the Company’s stockholders (which number shall be no more than 682,000). Stock issued or to be issued under the Plan shall be authorized but unissued shares or issued shares that have been reacquired by the Company. If any shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan. If the Option Price of any Option granted under the Plan, or if pursuant to Section 16.3 the withholding obligation of any Grantee with respect to an Option, is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation) or by withholding shares of Stock, only the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

5. EFFECTIVE DATE, DURATION AND AMENDMENTS

     5.1 Effective Date.

     The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s stockholders within one year of the Effective Date. Upon approval of the Plan by the stockholders of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year after the Effective Date, any Awards made hereunder shall be null and void and of no effect.

     5.2 Term.

     The Plan shall terminate automatically ten (10) years after its adoption by the Board and may be terminated on any earlier date as provided in Section 5.3.

     5.3 Amendment and Termination of the Plan

     The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board or required by applicable law, provided, however, that no action by the stockholders or the Board shall be required to restate the Plan to reflect the actual number of shares of Stock available under the Plan. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6. AWARD ELIGIBILITY AND LIMITATIONS

     6.1 Company or Subsidiary Employees; Service Providers; Other Persons

     Subject to this Section 6, Awards may be made under the Plan to: (i) any employee of, or other Service Provider to, the Company or of any Affiliate, including any such employee or other Service Provider who is an officer or director of the Company, or of any Affiliate, as the Board shall determine and designate from time to time, (ii) any Outside Director, and (iii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.

     6.2 Successive Awards.

     An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

     6.3 Limitation on Shares of Stock Subject to Awards.

     During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(i) the maximum number of shares of Stock subject to Options that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is one hundred thousand (100,000) per year; and

(ii) the maximum number of shares that can be awarded under the Plan, other than pursuant to an Option to any person eligible for an Award under Section 6 hereof is fifty thousand (50,000) per year.

     The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 15 hereof.

     6.4 Limitations on Incentive Stock Options.

     An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

     6.5 Stand-Alone, Additional, Tandem, and Substitute Awards

     Awards granted under the Plan may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Board shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock), or in which the Option Price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an Option Price “discounted” by the amount of the cash compensation surrendered).

7. AWARD AGREEMENT

     Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8. TERMS AND CONDITIONS OF OPTIONS

     8.1 Option Price

     The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock (except as provided in Section 6.5); provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option

granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

     8.2 Vesting.

     Subject to Sections 8.3 and 15.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. The Board may provide, for example, in the Award Agreement for (i) accelerated exercisability of the Option in the event the Grantee’s Service terminates on account of death, Disability or another event, (ii) expiration of the Option prior to its term in the event of the termination of the Grantee’s Service, (iii) immediate forfeiture of the Option in the event the Grantee’s Service is terminated for Cause or (iv) unvested Options to be exercised subject to the Company’s right of repurchase with respect to unvested shares of Stock. No Option shall be exercisable in whole or in part prior to the date the Plan is approved by the Stockholders of the Company as provided in Section 5.1 hereof.

     8.3 Term.

     Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option (the “Termination Date”); provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

     8.4 Termination of Service.

     Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

     8.5 Limitations on Exercise of Option.

     Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein, or after ten years following the Grant Date, or after the occurrence of an event referred to in Section 15 hereof which results in termination of the Option.

     8.6 Method of Exercise.

     An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of the Option. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise.

     8.7 Rights of Holders of Options

     Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock ) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 15 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

     8.8 Delivery of Stock Certificates.

     Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

     8.9 Reload Options.

     At the discretion of the Board and subject to such restrictions, terms and conditions as the Board may establish, Options granted under the Plan may include a “reload” feature pursuant to which a Grantee exercising an Option by the delivery of a number of shares of Stock in accordance with Section 8.6 hereof would automatically be granted an additional Option (with an Option Price equal to the Fair Market Value of the Stock on the date the additional Option is granted and with such other terms as the Board may provide) to purchase that number of shares of Stock equal to the number delivered to exercise the original Option with an Option term equal to the remainder of the original Option term unless the Board otherwise determines in the Option Award Agreement for the original grant.

9. TRANSFERABILITY OF OPTIONS

     9.1 Transferability of Options

     Except as provided in Section 9.2, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 9.2, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

     9.2 Family Transfers.

     If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member provided that the Optionee provides prior written notice to the Company, in a form satisfactory to the Company, of such transfer. For the purpose of this Section 9.2, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.2, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 9.2 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

10. RESTRICTED STOCK

     10.1 Grant of Restricted Stock.

     The Board may from time to time grant Restricted Stock to persons eligible to receive Awards under Section 6 hereof, subject to such restrictions, conditions and other terms, if any, as the Board may determine. Awards of Restricted Stock may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

     10.2 Restrictions.

     At the time a grant of Restricted Stock is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock. Each Award of Restricted Stock may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Stock is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock in accordance with Section 12.1 and 12.2. Restricted Stock may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock.

     10.3 Restricted Stock Certificates.

     The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

     10.4 Rights of Holders of Restricted Stock.

     Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

     10.5 Termination of Service.

     Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock held by such Grantee that has not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock.

     10.6 Purchase of Restricted Stock.

     The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 11 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate.

     10.7 Delivery of Stock.

     Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

11. FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

     11.1 General Rule.

     Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

     11.2 Surrender of Stock.

     To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares, if acquired from the Company, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise.

     11.3 Cashless Exercise.

     With respect to an Option only (and not with respect to Restricted Stock), to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 16.3.

     11.4 Promissory Note.

     To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part with a full recourse promissory note executed by the Grantee. The interest rate and other terms and conditions of such note shall be determined by the Board. The Board may require that the Grantee pledge the Stock subject to the Award for the purpose of securing payment of the note. Unless the Board determines otherwise, the stock certificate(s) representing the Stock shall not be released to the Grantee until such note is paid in full.

     11.5 Other Forms of Payment.

     To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

12. PERFORMANCE AND ANNUAL INCENTIVE AWARDS

     12.1 Performance Conditions

     The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 12.2 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

     12.2 Performance or Annual Incentive Awards Granted to Designated Covered Employees

     If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 12.2.

              12.2.1 Performance Goals Generally.

     The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 12.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.

              12.2.2 Business Criteria.

     One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance or Annual Incentive Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders’ equity and (15) revenue.

              12.2.3 Timing For Establishing Performance Goals.

     Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

              12.2.4 Performance or Annual Incentive Award Pool.

     The Committee may establish a Performance or Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance or Annual Incentive Awards.

              12.2.5 Settlement of Performance or Annual Incentive Awards; Other Terms.

     Settlement of such Performance or Annual Incentive Awards shall be in Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such

Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

     12.3 Written Determinations.

     All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent required to comply with Code Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

     12.4 Status of Section 14.2 Awards Under Code Section 162(m)

     It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 12.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 12.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

13. PARACHUTE LIMITATIONS

     Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

14. REQUIREMENTS OF LAW

     14.1 General.

     The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

     14.2 Rule 16b-3.

     During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

15. EFFECT OF CHANGES IN CAPITALIZATION

     15.1 Changes in Stock.

     If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option, but shall include a corresponding proportionate adjustment in the Option Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options to reflect such distribution.

     15.2 Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.

     Subject to Section 15.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

     15.3 Corporate Transaction.

     Subject to the exceptions set forth in the last sentence of this Section 15.3 and the last sentence of Section 15.4:

(i) upon the occurrence of a Corporate Transaction, all outstanding shares of Restricted Stock shall be deemed to have vested, and all restrictions and conditions applicable to such shares of Restricted Stock shall be deemed to have lapsed, immediately prior to the occurrence of such Corporate Transaction, and

(ii) either of the following two actions shall be taken:

(A) fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(B) notwithstanding Section 15.3(i), the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options and/or Restricted Stock and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options, equal to the product of the number of shares of Stock subject to the Option (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price applicable to such Award Shares.

     With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction the Plan, and all outstanding but unexercised Options shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its stockholders. This Section 15.3 shall not apply to any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options and Restricted Stock theretofore granted, or for the substitution for such Options and Restricted Stock for new common stock options and new common stock restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option exercise prices, in which event the Plan, Options and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided.

     15.4 Adjustments.

     Adjustments under this Section 15 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 15.1, 15.2 and 15.3.

     15.5 No Limitations on Company.

     The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

16. general provisions

     16.1 Disclaimer of Rights

     No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

     16.2 Nonexclusivity of the Plan

     Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

     16.3 Withholding Taxes

     The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any Federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 16.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

     16.4 Captions

     The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

     16.5 Other Provisions

     Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

     16.6 Number And Gender

     With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

     16.7 Severability

     If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

     16.8 Governing Law

     The validity and construction of this Plan and the instruments evidencing the Award hereunder shall be governed by the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

* * *

     To record adoption of the Plan by the Board as of                         , 2002, and approval of the Plan by the stockholders on                        , 2002, the Company has caused its authorized officer to execute the Plan.

MARTEK BIOSCIENCES CORPORATION

By: Title:

REVOCABLE PROXY
MARTEK BIOSCIENCES CORPORATION

[X]	PLEASE MARK VOTES AS IN THIS EXAMPLE

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS — MARCH 14, 2002

     The undersigned holder of the Common Stock of Martek Biosciences Corporation (the “Corporation”) acknowledges receipt of the Proxy Statement and Notice of Annual Meeting of Stockholders, dated February 8, 2002 and hereby constitutes and appoints Henry Linsert, Jr. and George P. Barker or each of them acting singularly in the absence of the other, the true and lawful proxy or proxies for and in the name of the undersigned to vote the shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Thursday, March 14, 2002 and at any adjournment or adjournments thereof.

The Board recommends a vote “FOR” Proposals 1, 2 and 3.

Please be sure to sign and date this Proxy in the box below	Date

Stockholder sign above	Co-holder (if any) sign above

		With-	For All
	For	hold	Except
The proxies are instructed to vote as follows:	[ ]	[ ]	[ ]

Proposal 1: Election of Class I Directors.

Henry Linsert, Jr., Jules Blake, Ann L. Johnson and Sandra Panem

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

	For	Against	Abstain
Proposal 2: To amend the Corporation’s Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance thereunder from 30,000,000 to 100,000,000 shares.	[ ]	[ ]	[ ]

	For	Against	Abstain
Proposal 3: To approve the 2002 Stock Incentive Plan.	[ ]	[ ]	[ ]

     Shares represented by all properly executed proxies will be voted in accordance with the instructions appearing on this proxy. In the absence of specific instructions, proxies will be voted FOR proposals 1, 2 and 3 and in the discretion of the proxy holders as to any other matters.

     Execute proxy exactly as your name appears on this form. If stock is registered in more than one name, each joint holder should sign. When signing as trustee, executor or other fiduciary, please so indicate.

/\ Detach above card, sign, date and mail in postage paid envelope provided. /\

MARTEK BIOSCIENCES CORPORATION

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.